Exhibit 10.1

SUNOCO PARTNERS LLC

SPECIAL EXECUTIVE SEVERANCE PLAN

Amendment No. 2012-2

1. The beginning of the Plan’s definition of “Change in Control” is amended effective October 5, 2012:

“ ‘Change in Control’ means, and shall be deemed to have occurred upon the occurrence of one or more of the following events on or before October 5, 2012:”

2. A new sentence is added to the end of Section 2.2 of the Plan effective October 5, 2012:

“Notwithstanding the foregoing, no Executive Employee shall become a Participant in this Plan after October 5, 2012.”